UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported):  October 7, 2004

COMMISSION FILE NO.:  000-49724

ATLANTIC SYNERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

91-2079553

(IRS Employer Identification No.)

14 Wall Street, Suite 1620, New York, New York 10005

(Address of principal executive offices)     (Zip code)

(800) 361-5540

(Issuer Telephone Number)

6 Avenue A

Fort Pierce, Florida 34950

 (Former address)

Item 5.02.  Election of Director

On October 7, 2004, Harry Feinberg was elected as a director to the Company.

From 2002 to present, he has been CEO/Chairman of Outsourcing Today LLC., a media and publishing company dedicated to outsourcing.  From 1996-2002, he was President, Chief Executive Officer, Publisher, Founder of ProEmp, Inc., a national publication catering to professional employer organizations (PEO) and the human resource (HR) outsourcing industry, a monthly trade focused on this vertical market.  From 1989-1996, he was President and Chief Executive Officer of US MAGNETICS CORP.,  where he managed the daily operations of a blank VHS and video duplication manufacturing business consisting of 70 employees; 3 sales offices with warehousing/distribution complete with fulfillment services.

EDUCATION:

Boston College, Boston Mass.- majored in businesses administration and marketing.

C.W. Post College, Long Island, New York- Graduated 1978 with a degree in Business Administration.

Major-- Management/Marketing

He will receive $5,000 per board meeting, 4 meetings per year plus stock options to be determined.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atlantic Synergy, Inc.

October 7, 2004

/s/ Oleg Firer

Oleg Firer

Chief Executive Officer